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                                                                    EXHIBIT 3.1


                           ARTICLES OF INCORPORATION
                                       OF
                                MDPATHWAYS, INC.


                                   ARTICLE 1
                                      NAME

         The name of the corporation is:

                                MDpathways, Inc.


                                   ARTICLE 2
                          REGISTERED OFFICE AND AGENT

         The initial registered office of the corporation is located at the following street address:

                          1201 Peachtree Street, N.E.
                          Atlanta, Georgia 30361

         The name of the initial registered agent of the corporation at the registered office named above is:

                             CT Corporation System


                                   ARTICLE 3
                                  INCORPORATOR

         The name and address of the incorporator is:

                          Nils H. Okeson
                          Alston & Bird LLP
                          One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia  30309-3424


                                   ARTICLE 4
                                 CAPITAL STOCK

         4.1 AUTHORIZED SHARES. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 600,000,000 shares, consisting of: (a) 300,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"); and (b) 300,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), of which 50,000,000 shares shall be designated as "Series A Convertible Preferred Stock" (referred to herein as "Series A Preferred Stock") and 50,000,000 shares shall be designated as "Series B Convertible Preferred Stock" (referred to herein as "Series B
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Preferred Stock," and together with the Series A Preferred Stock, "Convertible
Preferred Stock").

         4.2   COMMON STOCK.

         (A) RELATIVE RIGHTS. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in these Articles of Incorporation (as the same may be amended from time to time).

         (B) DIVIDEND RIGHTS. Dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

         (C) DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

         (D) VOTING RIGHTS. Each holder of shares of Common Stock shall be entitled, share for share and without regard to class, together with the holders of all other classes of stock entitled to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) submitted to a vote of the stockholders of the Corporation.

         (E) LOCK-UP; LEGEND. During the 180-day period immediately following the effective date of any registration statement filed under the Securities Act of 1933 in connection with the Corporation's first "Qualified Public Offering" (as defined below), a holder of shares of Common Stock (excluding shares of Common Stock registered and sold pursuant to such registration statement and shares of Common Stock issued as a dividend or other distribution on shares of Common Stock registered and sold pursuant to such registration statement (including any distribution pursuant to a stock split or division), but including, without limitation, shares of Common Stock issued upon conversion of shares of Preferred Stock) shall not transfer record or beneficial ownership of, and the Corporation shall not recognize or register the transfer of, whether by sale, assignment, gift, bequest, appointment or otherwise, any of such shares of Common Stock unless the Corporation (acting through its Board of Directors or through an officer duly authorized by the Corporation's Board of Directors) shall have given its prior



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written consent thereto; provided, however, that the foregoing shall not prohibit any transfer (i) as a bona fide gift, provided the donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to the general or limited partners, members or shareholders of a holder, provided that the distributees thereof agree in writing to be bound by this restriction, or
(iii) if the holder is an individual, to members of his or her immediate family or to a trust the beneficiaries of which are exclusively such holder and/or members of his or her immediately family, provided that the transferees thereof agree in writing to be bound by this restriction. Any attempted transfer of record or beneficial ownership of shares of Common Stock in violation of this
Section 4.2(e) shall be null and void and of no force or effect whatsoever.

         Any certificate(s) representing shares of Common Stock that are subject to the restrictions set forth in this Section 4.2(e) shall bear a legend in substantially the following form:

         "The shares of MDpathways, Inc. (the "Corporation") evidenced hereby are subject to, among other things, transfer restrictions prohibiting the transfer of such shares to anyone during the 180-day period immediately following the completion of a qualifying initial public offering by the Corporation, except with the prior written consent of the Corporation, all as provided in more detail in the Articles of Incorporation of the Corporation. Copies of the Articles of Incorporation of the Corporation are available from the Corporate Secretary of the Corporation at the Corporation's principal office located at 1913 21st Avenue South, Nashville, Tennessee 37212, and will be furnished to any stockholder upon written request without cost."

         4.3 CONVERTIBLE PREFERRED STOCK. The Convertible Preferred Stock shall have the following voting powers, designations, preferences and relative, participating, optional or other rights, qualifications, limitations and restrictions.

         (A) VOTING RIGHTS. Except as required by law and except for any "Corporate Transaction" (as defined in Section 4.3(d) below) submitted to a vote of the stockholders of the Corporation, holders of shares of Convertible Preferred Stock shall not have any voting rights whatsoever. With respect to any Corporate Transaction submitted to a vote of the stockholders of the Corporation, (i) each holder of shares of Convertible Preferred Stock shall be entitled to cast one vote for each outstanding share of Convertible Preferred Stock so held and (ii) the holders of shares of Convertible Preferred Stock and Common Stock shall vote together and not as separate classes or series.

         (B) DIVIDEND RIGHTS. The holders of shares of Convertible Preferred Stock shall be entitled to participate on a share for share basis in all dividends declared and paid on Common Stock, provided, however, that in the case of dividends on Common Stock that are payable in Common Stock, or in options, warrants or rights to acquire Common Stock, or in securities convertible into or exchangeable for Common Stock, (i) the corresponding dividends to be paid to holders of Series A Preferred Stock shall be paid in



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shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, as the case may be, Series A Preferred Stock, and
(ii) the corresponding dividends to be paid to holders of Series B Preferred Stock shall be paid in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, as the case may be, Series B Preferred Stock.

         (C) DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any Liquidation (as defined below), each holder of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Common Stock, an amount equal in value to the consideration received by the Corporation for the initial issuance of such shares of Convertible Preferred Stock, as adjusted to take into account any stock splits, stock dividends, reverse stock splits, combinations of shares of stock or other similar events (such consideration, as so adjusted, being referred to herein as the "Convertible Preferred Stock Liquidation Preference"). If upon any such Liquidation, the assets to be distributed to the holders of Convertible Preferred Stock shall be insufficient to permit the payment in full of the Convertible Preferred Stock Liquidation Preference, then all of the assets legally available for distribution to the holders of Convertible Preferred Stock shall be distributed to such holders ratably in proportion to the full Convertible Preferred Stock Liquidation Preference each such holder is otherwise entitled to receive.

         After the payment in full, or the setting aside for such payment, of the Convertible Preferred Stock Liquidation Preference, the holders of Common Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, an amount per share of Common Stock equal to the quotient obtained by dividing the total Convertible Preferred Stock Liquidation Preference paid on all then outstanding shares of Convertible Preferred Stock by the total number of all then outstanding shares of Convertible Preferred Stock. If the assets available for distribution to the holders of Common Stock pursuant to the immediately preceding sentence shall be insufficient to permit the payment in full of the amount referred to in the immediately preceding sentence, then all of such assets shall be paid to such holders ratably based on the number of shares of Common Stock held by such holders.

         After payment in full, or the setting aside for such payment, of the amount referred to in the immediately preceding paragraph to the holders of Common Stock then outstanding, all of the remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed to the holders of shares of Common Stock and to the holders of shares of Convertible Preferred Stock ratably based on the number of shares of Common Stock and/or Convertible Preferred Stock then held by such holders.

         Notwithstanding the foregoing, if the foregoing manner of distribution among holders of Common Stock and holders of Convertible Preferred Stock would result in



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payment with respect to any share of Convertible Preferred Stock (an "Affected
Preferred Share") being less than the amount payable with respect to each share of Common Stock, then the aggregate amount that would be payable with respect to all such Affected Preferred Shares (computed in accordance with the foregoing) plus the aggregate amount that would be payable with respect to all shares of Common Stock (computed in accordance with the foregoing) shall instead be paid to the holders of Affected Preferred Shares and to the holders of shares of Common Stock ratably based on the number of Affected Preferred Shares and/or shares of Common Stock then held by such holders.

         The term "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction.

         (D) MERGER, CONSOLIDATION OR SALE. In the case of any Corporate Transaction (as defined below), each holder of outstanding shares of Convertible Preferred Stock shall have the right to receive with respect to such shares of Convertible Preferred Stock the same Consideration (as defined below) to which a holder of an equal number of shares of Common Stock would be entitled to receive pursuant to such Corporate Transaction (assuming conversion of all shares of Convertible Preferred Stock then outstanding into shares of Common Stock on a one-for-one basis); provided, however, that in the event that the Consideration so payable to any holder of outstanding shares of Convertible Preferred Stock is not at least equal in value to the aggregate Convertible Preferred Stock Liquidation Preference of the shares of Convertible Preferred Stock held by such holder, then the Corporate Transaction shall instead be treated as a "Liquidation" pursuant to Section 4.3(c) above; and provided, further, that any Consideration payable with respect to shares of Series B Preferred Stock (whether or not the Corporate Transaction is treated as a "Liquidation" pursuant to Section 4.3(c) above) may be made payable on a delayed basis over the same period of time as is set forth in Section 4.3(f) with respect to the automatic conversion of shares of Series B Preferred Stock. The "value" of any non-cash Consideration shall be determined in good faith by the Board of Directors of the Corporation and, in the case of Consideration payable to holders of Series B Preferred Stock on a delayed basis pursuant to the second proviso of the immediately preceding sentence, there shall be no discount applied to such value on account of such delay.

         "Corporate Transaction" means (A) any consolidation or merger of (or share exchange by) the Corporation, other than any merger, consolidation or share exchange resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors holding a majority of the capital stock of the surviving or resulting entity entitled to vote for the election of directors, or (B) any sale or other disposition by the Corporation of all or substantially all of its assets to a third party. "Consideration" means (A) in the case of any consolidation or merger of (or share exchange by) the Corporation, the aggregate consideration received by any holder of shares of Convertible Preferred Stock from the sale, exchange, transfer or other disposition by such holder of such shares of Convertible Preferred Stock pursuant to such merger, consolidation or



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share exchange and (B) in the case of any other Corporate Transaction, the aggregate consideration that would be received by any holder of shares of Convertible Preferred Stock with respect to such shares of Convertible Preferred Stock if the Corporation were liquidated immediately following receipt of the consideration received by the Corporation in connection with such Corporate Transaction (assuming conversion of all shares of Convertible Preferred Stock then outstanding into shares of Common Stock on a one-for-one basis).

         (E)   CONVERSION OF SERIES A PREFERRED STOCK.

               (I) OPTIONAL CONVERSION. Any holder of shares of Series A Preferred Stock may at any time convert all or any number of such shares held by such holder into shares of Common Stock on a one-for-one basis by surrendering the certificate or certificates representing shares to be converted in the manner provided in this Section 4.3(e)(i). In order to exercise this optional conversion privilege, the holder of shares of Series A Preferred Stock to be converted shall deliver to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates representing the shares of Series A Preferred Stock to be converted, duly endorsed or assigned in blank, accompanied by written notice stating that the holder elects to convert such shares. Each conversion of shares of Series A Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares to be converted have been duly surrendered in accordance with the immediately preceding sentence. At the time such conversion has been effected, the shares surrendered for conversion shall no longer be deemed to be outstanding, all rights of a converting holder with respect to the shares surrendered for conversion shall immediately terminate (except the right to receive shares of Common Stock in conversion thereof), and such holder will be deemed to have become the holder of record of the shares of Common Stock issuable upon such conversion. As soon as practicable after surrender by a converting holder of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, the Corporation will deliver to such holder (A) a certificate or certificates representing shares of Common Stock issuable by reason of such conversion in the name of such holder and in such denomination or denominations as such holder has specified and (B) a certificate representing any shares of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (II) AUTOMATIC CONVERSION. All shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock on a one-for-one basis upon the closing of a Qualified Public Offering (as defined below), without any action by the holders of such shares or the Corporation and whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such converted shares of Series A Preferred Stock are either delivered to the Corporation or the holder thereof



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notifies the Corporation that such certificates have been lost, stolen or destroyed and furnishes a bond or executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. At the time such automatic conversion takes place, the shares of Series A Preferred Stock shall no longer be deemed to be outstanding, all rights of a holder with respect to shares of Series A Preferred Stock shall immediately terminate (except the right to receive shares of Common Stock in conversion thereof), and such holder will be deemed to have become the holder of record of the shares of Common Stock issuable upon such conversion. Upon the automatic conversion of Series A Preferred Stock, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares at the principal office of the Corporation or at such other place as may be designated by the Corporation. As soon as practicable thereafter, there shall be issued and delivered to such holder, in the name of such holder, a certificate or certificates for the number of shares of Common Stock into which the surrendered shares of Series A Preferred Stock were automatically converted.

               The term "Qualified Public Offering" means a firm commitment underwritten public offering of Common Stock consummated pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, in which (i) the gross aggregate proceeds (prior to payment of and without deduction for underwriting discounts and commissions and offering expenses) received by the Corporation (and any selling securityholders participating in such public offering) equals or exceeds $10,000,000 and (ii) the price per share to the public equals or exceeds $1.00 (such number to be adjusted proportionately in the event the outstanding shares of Common Stock are adjusted into a lesser number or subdivided into a greater number); provided, however, that the term "Qualified Public Offering" shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

               (III) GENERAL. The conversion ratio of one-for-one shall in all events be accurately preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or split or combination of, outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation. The Corporation shall reserve out of its authorized but unissued capital stock or out of its capital stock held in treasury sufficient shares of Common Stock to permit the conversion of all outstanding Series A Preferred Stock pursuant to this Section 4.3(e). All shares of Common Stock that are issued upon conversion of Series A Preferred Stock shall be fully paid and nonassessable.

         (F) CONVERSION OF SERIES B PREFERRED STOCK. Outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Series A Preferred Stock (if the conversion date occurs prior to the closing of a Qualified Public Offering) or Common Stock (if the conversion date occurs on or after the closing of a Qualified Public Offering), on a one-for-one basis, at the rate of 20% per year on each anniversary of their date of issuance. Each 20% calculation shall be applied per holder of applicable shares with respect to the aggregate number of applicable shares held, rounding up to the nearest whole share. Outstanding shares of Series B Preferred Stock will only be converted on



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an anniversary of their date of issuance and no pro rata adjustments will be made to allow for conversions on any day other than an anniversary of the date of issuance. For purposes of this Section 4.3(f), shares of Series B Preferred Stock issued pursuant to any split of or dividend or other distribution on outstanding shares of Series B Preferred Stock shall be deemed to have the same date of issuance as the outstanding shares with respect to which they are issued. Upon the effective date of any conversion pursuant to this Section 4.3(f): (i) certificates representing the shares of Series B Preferred Stock so converted shall thereafter represent (A) the number of shares of Series A Preferred Stock or Common Stock, as the case may be, into which the shares of Series B Preferred Stock represented by such certificate have been converted plus (B) the number of shares of Series B Preferred Stock represented by such certificate that remain unconverted; (ii) each holder of shares of Series B Preferred Stock so converted shall be registered on the books of the Corporation as the record holder of the number of shares of Series A Preferred Stock or Common Stock, as the case may be, into which such shares of Series B Preferred Stock has been converted; and (iii) all rights of each such holder with respect to the shares so converted shall immediately terminate (except the right to receive shares of Series A Preferred Stock or Common Stock, as the case may be, in conversion thereof). Upon surrender by a holder of any certificate representing shares of Series B Preferred Stock that have been converted pursuant to this Section 4.3(f) at the principal office of the Corporation or at such other place as may be designated by the Corporation, the Corporation shall issue to such holder a certificate or certificates representing the number of shares of Series A Preferred Stock and/or Common Stock, as the case may be, into which the shares represented by such surrendered certificate have been converted, and shall issue to such holder a certificate or certificates representing the number of shares of Series B Preferred Stock represented by such surrendered certificate which remain unconverted. The conversion ratio of one-for-one shall in all events be accurately preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or split or combination of, outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation. The Corporation shall reserve out of its authorized but unissued capital stock or out of its capital stock held in treasury sufficient shares of Series A Preferred Stock or Common Stock, as applicable, to permit the conversion of all outstanding Series B Preferred Stock pursuant to this Section 4.3(f). All shares of either Series A Preferred Stock or Common Stock, as the case may be, that are issued upon conversion of Series B Preferred Stock shall be fully paid and nonassessable.

         (G) RESTRICTIONS ON TRANSFERS OF CONVERTIBLE PREFERRED STOCK. A holder of Convertible Preferred Stock shall not transfer record or beneficial ownership of, and the Corporation shall not recognize or register the transfer of, whether by sale, assignment, gift, bequest, appointment or otherwise, any shares of Convertible Preferred Stock unless the Corporation (acting through its Board of Directors or through an officer duly authorized by the Corporation's Board of Directors) shall have given its prior written consent thereto. Any attempted transfer of record or beneficial ownership of shares of Convertible Preferred Stock in violation of this Section 4.3(g) shall be null and void and of no force or effect whatsoever.



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         (H)   NO PREEMPTIVE RIGHTS. None of the holders of Convertible
Preferred Stock or Common Stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire (i) any new or additional shares of stock of the Corporation of any class now or hereafter authorized, (ii) any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of stock of the Corporation of any class now or hereafter authorized or (iii) any shares, evidences of indebtedness or other securities convertible into, or carrying options or warrants to purchase, subscribe for or otherwise acquire, any such new or additional shares of stock of the Corporation of any class now or hereafter authorized.

         (I) LEGENDS. Any certificates evidencing shares of the Series A Preferred Stock shall bear a legend in substantially the following form:

         "The shares of MDpathways, Inc. (the "Corporation") evidenced hereby are subject to, among other things, (i) transfer restrictions prohibiting the transfer of such shares to anyone without the prior written consent of the Corporation, (ii) conversion into shares of Common Stock of the Corporation at the option of the holder hereof, and (iii) automatic conversion into shares of Common Stock of the Corporation upon the completion of a qualifying initial public offering by the Corporation, all as provided in more detail in the Articles of Incorporation of the Corporation. Copies of the Articles of Incorporation of the Corporation are available from the Corporate Secretary of the Corporation at the Corporation's principal office located at 1913 21st Avenue South, Nashville, Tennessee 37212, and will be furnished to any stockholder upon written request without cost."

         Any certificates evidencing shares of the Series B Preferred Stock shall bear a legend in substantially the following form:

         "The shares of MDpathways, Inc. (the "Corporation") evidenced hereby are subject to, among other things, (i) transfer restrictions prohibiting the transfer of such shares to anyone without the prior written consent of the Corporation and (ii) automatic conversion into shares of Series A Preferred Stock of the Corporation (or Common Stock of the Corporation, depending on whether the Corporation has completed a qualifying initial public offering at the time of conversion) over time, all as provided in more detail in the Articles of Incorporation of the Corporation. Copies of the Articles of Incorporation of the Corporation are available from the Corporate Secretary of the Corporation at the Corporation's principal office located at 1913 21st Avenue South, Nashville, Tennessee 37212, and will be furnished to any stockholder upon written request without cost."

         (J) STOCK SPLITS, ETC. In the case of any split, combination, reclassification or recapitalization of the Common Stock, the shares of Convertible Preferred Stock shall also be split, combined, reclassified or recapitalized so that the number of shares of Convertible Preferred Stock outstanding immediately following such split, combination, reclassification or recapitalization shall bear the same relationship to the number of shares of Convertible Preferred Stock outstanding immediately prior to such split,



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

combination, reclassification or recapitalization as the number of shares of Common Stock outstanding immediately following such split, combination, reclassification or recapitalization bears to the number of shares of Common Stock outstanding immediately prior to such split, combination, reclassification or recapitalization. Shares of Convertible Preferred Stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the shares of Common Stock are reverse split or combined so that the number of shares of Common Stock outstanding immediately following such reverse split or combination shall bear the same relationship to the number of shares of Common Stock outstanding immediately prior to such reverse split or combination as the number of shares of Convertible Preferred Stock outstanding immediately following such reverse split or combination bears to the number of shares of Convertible Preferred Stock outstanding immediately prior to such reverse split or combination.

         In the case of any split, combination, reclassification or recapitalization of the Convertible Preferred Stock, the shares of Common Stock shall also be split, combined, reclassified or recapitalized so that the number of shares of Common Stock outstanding immediately following such split, combination, reclassification or recapitalization shall bear the same relationship to the number of shares of Common Stock outstanding immediately prior to such split, combination, reclassification or recapitalization as the number of shares of Convertible Preferred Stock outstanding immediately following such split, combination, reclassification or recapitalization bears to the number of shares of Convertible Preferred Stock outstanding immediately prior to such split, combination, reclassification or recapitalization. Shares of Common Stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the shares of Convertible Preferred Stock are reverse split or combined so that the number of shares of Convertible Preferred Stock outstanding immediately following such reverse split or combination shall bear the same relationship to the number of shares of Convertible Preferred Stock outstanding immediately prior to such reverse split or combination as the number of shares of Common Stock outstanding immediately following such reverse split or combination bears to the number of shares of Common Stock outstanding immediately prior to such reverse split or combination.

         4.4 UNDESIGNATED PREFERRED STOCK. The 200,000,000 shares of undesignated Preferred Stock may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors of the Corporation as hereinafter provided.

         Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article 4 and to the limitations prescribed by the Georgia Business Corporation Code, to authorize the issue of one or more classes,



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

or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                  (a) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolution of the board of directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                  (b) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                  (c) whether the shares of such class or series shall be subject to redemption, in whole or in part, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

                  (d) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

                  (e) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                  (f) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

                  (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                  (h) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

                  (i) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.


                                   ARTICLE 5
                                PRINCIPAL OFFICE

         The mailing address of the initial principal office of the corporation is:

                             1913 21st Avenue South
                             Nashville, Tennessee 37212.


                                   ARTICLE 6
                               BOARD OF DIRECTORS

         The initial board of directors (hereinafter "Board of Directors") shall consist of four (4) members. The name and address of each member are:

                             John E. Blount
                             1913 21st Avenue South
                             Nashville, Tennessee 37212

                             Thomas A. Gallagher
                             1913 21st Avenue South
                             Nashville, Tennessee 37212

                             Rock A. Morphis
                             1913 21st Avenue South
                             Nashville, Tennessee 37212

                             Albert Rodewald
                             1913 21st Avenue South
                             Nashville, Tennessee 37212


                                   ARTICLE 7
           SHAREHOLDER ACTION BY LESS THAN UNANIMOUS WRITTEN CONSENT

         Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records. If the action is taken by less than all of the shareholders entitled to vote on the action, all voting shareholders on the record date who did not participate in taking the action shall be given written notice of the action taken, and shall be furnished with the same material that would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights, not more than ten days after taking the action without a meeting.


                                   ARTICLE 8
                        LIMITATION OF DIRECTOR LIABILITY

         SECTION 8.1 A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability:

                  (A) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation;

                  (B) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (C) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

                  (D) for any transaction from which the director received an improper personal benefit.

         SECTION 8.2 Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

         SECTION 8.3 If the Georgia Business Corporation Code is amended, after this Article becomes effective, to authorize corporate action further eliminating or limiting the liability of directors, then, without further corporate action, the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

         SECTION 8.4 In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                   ARTICLE 9
                          CONSTITUENCY CONSIDERATIONS

         In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.


         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 30th day of July in the year 1999.



                                         /s/ Nils H. Okeson
                                         --------------------------------------
                                         Nils H. Okeson
                                         Incorporator



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